Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Avon Puerto Rico Associates’ Savings Plan (the “Plan”), on Form 11-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Dennis Ling, Chairman of the Retirement Board of Avon Products, Inc., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Because the Plan is not a corporate issuer, the statements in paragraph (2) above (which are in form required by 18 U.S.C. Section 1350) are intended to refer to the financial condition of the Plan at December 31, 2003, and the changes in net assets of the Plan for the year ended December 31, 2003.

This statement is being furnished as an exhibit to the Report and should not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor should it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless this statement is expressly and specifically incorporated by reference therein. A signed original of this written statement required by Section 906 has been provided to Avon Products, Inc. on behalf of the Plan and will be retained by Avon Products, Inc. on behalf of the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Date: June 28, 2004	/s/ Dennis Ling

Dennis Ling
Chairman,
The Retirement Board of Avon Products, Inc.